DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Queen 2, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Capitol Corporate Services, Inc. Name 202 S. Minnesota Street — Carson City — Nevada Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ 0.001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Julius Csurgo Name 160 Frederick Street — Toronto — ON M5A 4H9 Street Address — City — State — Zip Code 2. Name Toronto Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: All Lawful Purposes
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Preston J. Shea Name — Signature 3104 East Camelback Rd. #427 — Phoenix — AZ 85016 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.